EXHIBIT 99.1

Blaize Provides Preliminary Third Quarter 2026 Revenue Update and Full-Year Guidance Update

SAN JOSE, Calif. – October 5, 2026 - Blaize Holdings, Inc. (Nasdaq: BZAI; BZAIW) (“Blaize” or the “Company”), a leader in programmable, energy-efficient AI computing, today announced its preliminary third quarter 2026 revenue. The Company also provided an update regarding its previously issued full-year 2026 revenue guidance. These matters are further described in a Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

Preliminary Third Quarter 2026 Revenue and Full Year Outlook

The Company expects to report preliminary revenue of approximately $0.5 million for the third quarter ending September 30, 2026.

The Company’s preliminary third-quarter revenue estimate is based on currently available information and remains subject to completion of the Company’s quarter-end closing procedures. Actual results could differ materially from this preliminary estimate.

Given the foregoing and as noted below, the Company is revising its full-year revenue guidance for 2026 to be between $32.0 million and $36.0 million. The revised guidance is based on binding, non-cancellable purchase orders from NeoTensr and a new purchase order from an existing customer in process of signature. The product shipments to NeoTensr this quarter relate to the contract announced by the Company in April 2026 for up to $50.0 million. The revision reflects the Company’s updated expectations regarding shipment timing and management of working capital to meet inventory purchase needs. The Company has sufficient inventory on hand to partially fulfill the orders in the fourth quarter and is working with suppliers to obtain the balance before the year end. Any increased costs that are able to be passed through to customers or new customer commitments received during the fourth quarter that can be fulfilled through inventory on hand or software service agreements and recognized in the quarter would be additive to the Company’s revenue expectations. Should there be delays in timing or in receiving payments from customers scheduled during the fourth quarter, the Company’s revenue recognition for the year could be adversely affected.

About Blaize
Blaize delivers a programmable AI platform, purpose-built for AI inference workloads in real-world environments. Its Hybrid AI architecture combines the Blaize GSP (Graph Streaming Processor) with GPU-based infrastructure, enabling AI inference workloads to run across edge, cloud, and data center. Blaize solutions support computer vision, multimodal AI, and sensor-

driven applications across smart cities, industrial automation, telecommunications, retail, logistics, and mission-critical operations. Blaize is headquartered in San Jose, California, with a presence across North America, Europe, the Middle East, and Asia. Visit www.blaize.com or follow us on LinkedIn @blaizeinc.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s preliminary estimated revenue for the three months ended September 30, 2026, and the Company’s guidance and expectations for the fourth quarter of 2026.

Forward-looking statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances, many of which are outside the Company’s control. Actual results may differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026, as amended on April 30, 2026. Forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update them except as required by law.

Investors Contact
IR@blaize.com

Media Contact
press@blaize.com